Exhibit 99.1

Stran & Company Reports Preliminary Unaudited Revenue Growth of 17.8% for Fourth Quarter 2024 and 9.3% for Full Year 2024

Continues Strong Performance with Acquisition of Gander Group™ Assets

Quincy, MA / February 3, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today reported preliminary selected unaudited results for the fourth quarter and full year ended December 31, 2024.

For the fourth quarter of 2024, revenue is expected to be approximately $27 million, reflecting a 17.8% increase compared to approximately $23 million expected to be reported for the fourth quarter of 2023 on a restated basis. For the full year 2024, revenue is projected to reach approximately $83 million, representing a 9.3% increase from $76 million in 2023. The Company expects to report that it had approximately $18 million in cash equivalents and investments and no long-term debt as of December 31, 2024.

“We are pleased to report another strong quarter and full year of revenue growth, reflecting the successful execution of our expansion strategy, including the ongoing integration of the assets of Gander Group™,” commented Andy Shape, President and CEO of Stran. “With our enhanced capabilities and expanded customer base in the gaming, casino, and entertainment sectors, we continue to identify new cross-selling opportunities and drive operational efficiencies. Looking ahead, we remain optimistic about our long-term growth prospects and will continue to invest in strategic initiatives to maximize value for our shareholders. Lastly, our focus remains on the preparation and subsequent completion of our interim and annual 2024 financial statements.”

The selected unaudited results in this press release are preliminary and subject to the completion of accounting and year-end audit procedures and are therefore subject to adjustment.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com